Exhibit 10.6

Reliance Global Group, Inc. Announces Pricing of $4.0 Million Private Placement Priced At-the-Market Per Nasdaq Rules

Lakewood, NJ – March 13, 2023 – Reliance Global Group, Inc. (NASDAQ: RELI; RELIW) (“Reliance” or the “Company”), which combines artificial intelligence (AI) and cloud-based technologies with the personalized experience of a traditional insurance agency, today announced that it has entered into a securities purchase agreement with a single institutional investor to raise gross proceeds of approximately $4.0 million through the private placement of 155,038 shares of common stock and 897,594 pre-funded warrants and warrants to purchase an aggregate of 2,105,264 shares of common stock underlying the common warrants. Each share of common stock or pre-funded warrant is being sold together with accompanying warrants (together, the “Units” or “Pre-Funded Units”, respectively) at a combined effective purchase price of $3.80 priced at-the-market under Nasdaq rules. The Pre-Funded Units will be sold at the same price as the Units less the pre-funded warrant exercise price of $0.001. The warrants will be exercisable six months from the date of issuance at an initial exercise price of $3.55 per share, subject to adjustments as set forth therein, and will expire five and a half years from the date of issuance. The closing of the private placement is expected to occur on March 16, 2023, subject to the satisfaction of certain customary closing conditions set forth in the securities purchase agreement.

The Company intends to use the net proceeds for general working capital and administrative purposes.

EF Hutton, division of Benchmark Investments, LLC, is acting as exclusive placement agent for the private placement.

Anthony L.G., PLLC is acting as legal counsel to Reliance and Lucosky Brookman LLP is acting as legal counsel to EF Hutton.

The Units and Pre-Funded Warrants described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. The securities were offered only to “accredited investors” as defined in and pursuant to an exemption from registration requirement of, the Securities Act. Pursuant to a registration rights agreement with the investor the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock and the shares issuable upon exercise of the Pre-Funded Warrants and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI, RELIW) an InsurTech pioneer, is working to transform the traditional insurance agency model by combining artificial intelligence (AI) with the personalized experience of a traditional insurance agency model. Reliance Global Group’s growth strategy includes the organic expansion of its current portfolio of agencies owned in addition to the growth of 5MinuteInsure.com, its online business-to-consumer platform that utilizes artificial intelligence and data mining, to provide competitive insurance quotes within 5 minutes, and RELI Exchange, its B2B InsurTech platform and agency partner network for insurance agents and agencies, designed to give independent agents an entire suite of business development tools and the ability to effectively compete with national agencies. Additional information about the Company is available at https://www.relianceglobalgroup.com/.

Safe Harbor Statement

This press release may contain forward-looking statements as defined in Section 27A of the Securities Act or 21E of the Securities Exchange Act of 1934, as amended, about Reliance Global Group, Inc. activities that are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends on our common stock, statements related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods, and other risks set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Among other matters, the Company may not be able to sustain growth or achieve profitability based upon many factors including, but not limited to general stock market conditions. We have incurred and will continue to incur significant expenses in the expansion of our existing and new service lines, noting there is no assurance that we will generate enough revenues to offset those costs in both the near and long-term. Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time. All forward-looking statements speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com